Exhibit 99.1

Thursday, January 18, 2007	Roger Bosma
President & CEO

Joseph F. Hurley
EVP & CFO
973-697-2000

Lakeland Bancorp Reports Fourth Quarter Results

Oak Ridge, NJ – January 18, 2007 – Lakeland Bancorp, Inc. (NASDAQ: LBAI) reported Net Income for the fourth quarter of 2006 of $2.1 million, or $0.10 per diluted share, as compared to $5.2 million, or $0.23 per diluted share for the same period last year. These results were impacted by a balance sheet restructuring program which resulted in a pre-tax loss on securities sold of $3.3 million, as well as the writing-off of $300,000 in costs associated with the public offering of common stock which the Company decided not to proceed with in November 2006. These factors reduced fourth quarter after-tax income by $2.3 million, or $0.10 per diluted share. Excluding the impact of these non-recurring items, net of tax, net income for the fourth quarter of 2006 would have been $4.4 million, or $0.20 per diluted share.

Net Income for the year of 2006 was $17.0 million, compared to the $20.2 million reported for 2005. Diluted earnings per share was $0.77 versus the $0.89 reported in 2005. Excluding the fourth quarter non-recurring items described above, net of tax, net income for 2006 would have been $19.2 million, or $0.87 per diluted share.

Lakeland Bancorp recently declared a quarterly cash dividend of $0.10 per common share. The cash dividend will be paid on February 15, 2007 to holders of record as of the close of business on January 31, 2007.

Roger Bosma, Lakeland Bancorp’s President and CEO, said: “While the continuing interest rate environment has had an impact on our margins, the Company experienced several positive developments during 2006, including:

•	Total loans increased 21% from December 31, 2005 driven by strong commercial loan and lease originations.

•	The Balance Sheet was repositioned by selling $97.0 million of lower yielding and other securities. This action improved portfolio yields, interest rate sensitivity, and liquidity.

•	As a result, total loans as a percent of total assets increased from 59% as of year end 2005 to 70% at year-end 2006.

•	Two new branches were opened in Carlstadt and Woodland Commons.

•	A 5.00% stock dividend was paid in August 2006 effectively increasing the cash dividend by a similar amount.”

Net Interest Income

Net interest income for the fourth quarter of 2006 was $16.8 million, as compared to the $17.4 million earned in the fourth quarter of 2005. The annualized net interest margin was 3.27% compared to 3.59% in the fourth quarter of 2005, while average earning assets increased 4%. Average loans increased by $254.2 million, or 20%, to $1.54 billion in the fourth quarter of 2006, from the same period in 2005. The Company’s annualized yield on interest-earning assets increased by 57 basis points to 6.21% in the fourth quarter of 2006 from 5.64% for the same period last year. The annualized cost of interest bearing liabilities increased 102 basis points from 2.42% in the fourth quarter of 2005 to 3.44% in the fourth quarter of 2006. This increase in interest expense reflects a shift in deposits from core deposits to higher yielding time accounts, as well as an increase in average borrowings.

For the year 2006, net interest income was $66.7 million, or 5% lower than the $70.2 million reported for 2005. The net interest margin was 3.39% for 2006 compared to 3.73% for 2005, while average earning assets increased 5%. The Company’s yield on earning assets increased from 5.46% in 2005 to 6.01% for 2006. The Company’s cost of interest bearing liabilities increased from 2.04% in 2005 to 3.06% for 2006.

Noninterest Income

Noninterest income, excluding the losses on sales of securities, totaled $4.1 million for the fourth quarter of 2006 and was comparable to the same period of 2005. Losses on sales of investment securities were $3.3 million in the fourth quarter of 2006 compared to losses of $715,000 for the same period of 2005. Noninterest income, including losses on investment securities sold, totaled $807,000 for the fourth quarter of 2006, as compared to $3.3 million for the fourth quarter of 2005.

Noninterest income, excluding the losses on sales of securities, totaled $17.1 million for 2006 and was $2.0 million, or 14%, higher than 2005. Losses on sales of investment securities were $3.0 million for 2006, as compared to losses of $583,000 for 2005. Noninterest income, including losses on investment securities sold, totaled $14.2 million for 2006, as compared to $14.5 million for 2005. Service charges on deposit accounts increased $1.2 million, or 12%, to $10.8 million, primarily due to the overdraft privilege checking program which was introduced in May 2005; commissions and fees increased $521,000, or 17%, to $3.6 million, primarily due to increased investment commission income; and other noninterest income increased by $393,000 to $824,000, primarily due to a $362,000 gain on the sale of a branch office in the first quarter of 2006.

Noninterest Expense

Noninterest expense for the fourth quarter of 2006 was $14.1 million. While this was $1.0 million higher than the $13.1 million reported for the same period of 2005, the fourth quarter of 2005 included a $750,000 reversal of an accrual related to the cancellation of the Company’s Post Retirement Benefit Plan. Salary and benefit expense increased by $1.1 million to $7.9 million, primarily due to the reversal of the post retirement plan accrual, as well as increased commission expenses in the leasing department. Occupancy, furniture and equipment expenses remained unchanged at $2.5 million, while other noninterest expenses remained unchanged at $3.7 million in the fourth quarter of 2006, as compared to the same period last year. The fourth quarter of 2006 included $300,000 in costs associated with the cancelled stock offering. The fourth quarter of 2005 included $225,000 in one-time costs for the Newton Trust merger in the fourth quarter of 2005.

For the year 2006, noninterest expense was $54.7 million. While this was $1.3 million higher than the $53.4 million reported for 2005, 2005 results included a $750,000 reversal of an accrual related to the cancellation of the Company’s Post Retirement Benefit Plan. Salary and benefit costs increased by $2.3 million, or 8%, due to the post retirement plan benefit, increased leasing commissions, increased staffing levels, as well as normal salary and benefit increases. Occupancy, furniture and equipment expenses at $10.0 million were equivalent to 2005. Other noninterest expenses decreased by $1.2 million or 8%, reflecting lower legal fees and stationery and supplies expenses, despite incurring $300,000 of costs associated with the cancelled offering.

Financial Condition

At December 31, 2006, total assets were $2.26 billion. Total loans and leases were $1.59 billion, up $278.7 million or 21% from $1.31 billion at year-end 2005. Although all loan categories increased in 2006, the largest increases were in commercial loans and leases, which increased by $141.0 million, or 22%, and $106.3 million, or 118%, respectively. Total deposits were $1.86 billion at December 31, 2006, an increase of $62.5 million or 3% from $1.80 billion at December 31, 2005. Core deposits, which are defined as noninterest bearing deposits and savings and interest bearing transaction accounts, amounted to $1.36 billion and represented 73% of total deposits at December 31, 2006.

Asset Quality

At December 31, 2006, non-performing assets totaled $4.4 million (0.20% of total assets) compared to $3.9 million (0.18% of total assets) at year-end 2005. During 2006, the Company had net charge-offs of $1.4 million, compared to $5.0 million in 2005, which included $3.0 million in charge-offs related to the final settlement of the commercial lease pool litigation. In the fourth quarter of 2006, the loan loss provision was $738,000 compared to $141,000 for the same period last year. The Allowance for Loan and Lease Losses, which totaled $13.5 million at December 31, 2006, represented 0.85% of total loans, compared to 1.00% at year-end 2005, reflecting the 21% loan growth in 2006.

Capital

Stockholders’ equity was $199.5 million and book value per common share was $9.06 as of December 31, 2006. The Company’s leverage ratio was 7.49%. Tier I and total risk based capital ratios were 10.10% and 10.92%, respectively. These regulatory capital ratios exceed those necessary to be considered a well-capitalized institution under Federal guidelines.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements (with respect to corporate objectives, and other financial and business matters) that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could”, and other similar expressions are intended to identify such forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: operational factors relating to the performance of Lakeland Bank, market conditions, competitive conditions and general economic conditions. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Lakeland Bancorp, Inc.

Financial Highlights

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2006	2005	2006	2005
	(Dollars in thousands except per share amounts)
INCOME STATEMENT
Net Interest Income	$16,805	$17,445	$66,704	$70,206
Provision for Loan and Lease Losses	(738)	(141)	(1,726)	(1,555)
Noninterest Income (excluding investment securities (loss)	4,151	4,025	17,175	15,128
(Loss) on sales of investment securities	(3,344)	(715)	(2,995)	(583)
Noninterest Expense	(14,132)	(13,076)	(54,721)	(53,390)

Pretax Income	2,742	7,538	24,437	29,806
Tax Expense	(619)	(2,380)	(7,460)	(9,585)

Net Income	$2,123	$5,158	$16,977	$20,221

Basic Earnings Per Share*	$0.10	$0.23	$0.77	$0.90
Diluted Earnings Per Share*	$0.10	$0.23	$0.77	$0.89
Dividends Per share*	$0.10	$0.095	$0.39	$0.371
Weighted Average Shares - Basic*	22,017,801	22,219,630	22,038,542	22,511,438
Weighted Average Shares - Diluted*	22,160,088	22,388,831	22,182,575	22,681,209

SELECTED OPERATING RATIOS
Annualized Return on Average Assets	0.37%	0.93%	0.76%	0.94%
Annualized Return on Average Equity	4.29%	10.80%	8.85%	10.55%
Annualized Return on Interest Earning Assets	6.21%	5.64%	6.01%	5.46%
Annualized Cost of funds	3.44%	2.42%	3.06%	2.04%
Annualized Net interest spread	2.77%	3.22%	2.94%	3.42%
Annualized Net interest margin	3.27%	3.59%	3.39%	3.73%
Efficiency ratio**	64.68%	58.05%	62.32%	59.77%
Stockholders’ equity to total assets			8.81%	8.69%
Book value per share*			$9.06	$8.65

ASSET QUALITY RATIOS
Ratio of net charge-offs to average loans			0.10%	0.41%
Ratio of allowance to total loans			0.85%	1.00%
Non-performing loans to total loans			0.28%	0.29%
Non-performing assets to total assets			0.20%	0.18%
Allowance to non-performing loans			303%	339%

SELECTED DATA AT PERIOD-END			12/31/2006	12/31/2005

Loans and Leases			$1,585,716	$1,307,023
Allowance for Loan and Lease Losses			(13,454)	(13,173)
Investment Securities			423,347	670,472
Total Assets			2,263,573	2,206,033
Total Deposits			1,860,627	1,798,160
Short-Term Borrowings			41,061	103,199
Long-Term Debt			148,413	101,764
Stockholders’ Equity			199,500	191,781

SELECTED AVERAGE BALANCE SHEET DATA
	For the three months ended		For the year ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005
Loans and Leases, net	$1,536,030	$1,281,785	$1,419,272	$1,222,084
Investment securities	498,062	683,109	587,611	692,899
Interest-Earning Assets	2,075,726	1,990,483	2,028,261	1,936,781
Total Assets	2,286,436	2,201,371	2,234,155	2,153,723
Core Deposits	1,351,873	1,366,517	1,337,898	1,346,659
Time Deposits	524,400	446,052	474,693	411,704
Total Deposits	1,876,273	1,812,569	1,812,591	1,758,363
Short-Term Borrowings	50,870	85,513	92,481	95,440
Long-Term Debt	91,777	43,156	67,964	39,664
Subordinated Debentures	56,703	56,703	56,703	56,703
Total Interest Bearing Liabilities	1,777,373	1,689,097	1,732,886	1,642,145
Stockholders’ Equity	196,516	189,557	191,732	191,608

*	Retroactively adjusted for 5% stock dividend payable on August 16, 2006 to shareholders of record July 29, 2006.
**	Represents non-interest expense, excluding other real estate expense and core deposit amortization, as a percentage of total revenue (calculated on a tax equivalent basis), excluding gains (losses) on sales of securities. Total revenue represents net interest income (calculated on a tax equivalent basis) plus non-interest income.

Lakeland Bancorp, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	December 31, 2006	December 31, 2005
ASSETS
(dollars in thousands)	(unaudited)
Cash and due from banks	$47,888	$42,639
Federal funds sold and interest-bearing deposits due from banks	32,076	10,176

Total cash and cash equivalents	79,964	52,815

Investment securities available for sale	280,509	515,903
Investment securities held to maturity; fair value of $140,564 in 2006 and $151,637 in 2005	142,838	154,569
Loans:
Commercial	786,152	645,132
Leases	196,518	90,194
Residential mortgages	288,008	269,461
Consumer and home equity	315,038	302,236

Total loans	1,585,716	1,307,023
Deferred costs	5,928	5,744
Allowance for loan and lease losses	(13,454)	(13,173)

Net loans	1,578,190	1,299,594
Premises and equipment - net	32,072	32,428
Accrued interest receivable	8,509	8,851
Goodwill and identifiable intangible assets	92,053	93,395
Bank owned life insurance	36,774	35,479
Other assets	12,664	12,999

TOTAL ASSETS	$2,263,573	$2,206,033

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest bearing	$303,558	$312,529
Savings and interest-bearing transaction accounts	1,054,190	1,038,038
Time deposits under $100,000	293,308	293,293
Time deposits $100,000 and over	209,571	154,300

Total deposits	1,860,627	1,798,160
Federal funds purchased and securities sold under agreements to repurchase	41,061	103,199
Long-term debt	91,710	45,061
Subordinated debentures	56,703	56,703
Other liabilities	13,972	11,129

TOTAL LIABILITIES	2,064,073	2,014,252

STOCKHOLDERS’ EQUITY
Common stock, no par value; authorized shares, 40,000,000; issued shares, 23,563,463 at December 31, 2006 and 23,564,454 at December 31, 2005	242,661	226,322
Accumulated deficit	(17,526)	(9,514)
Treasury stock, at cost, 1,542,169 shares at December 31, 2006 and 1,386,434 at December 31,2005	(22,565)	(20,176)

Accumulated other comprehensive (loss)	(3,070)	(4,851)

TOTAL STOCKHOLDERS’ EQUITY	199,500	191,781

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,263,573	$2,206,033

Lakeland Bancorp, Inc. and Subsidiaries

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	Three months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
	(In thousands, except per share data)
INTEREST INCOME
Loans and fees	$26,432	$20,765	$94,909	$76,388
Federal funds sold and interest bearing deposits with banks	522	260	1,060	763
Taxable investment securities	4,392	5,634	20,115	23,028
Tax exempt investment securities	788	990	3,724	3,660

TOTAL INTEREST INCOME	32,134	27,649	119,808	103,839

INTEREST EXPENSE
Deposits	12,579	7,874	41,546	24,833
Federal funds purchased and securities sold under agreements to repurchase	606	882	4,297	3,026
Long-term debt	2,144	1,448	7,261	5,774

TOTAL INTEREST EXPENSE	15,329	10,204	53,104	33,633

NET INTEREST INCOME	16,805	17,445	66,704	70,206
Provision for loan and lease losses	738	141	1,726	1,555

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	16,067	17,304	64,978	68,651

NONINTEREST INCOME
Service charges on deposit accounts	2,796	2,694	10,792	9,633
Commissions and fees	733	810	3,595	3,074
(Loss) on the sales of investment securities	(3,344)	(715)	(2,995)	(583)
Income on bank owned life insurance	319	305	1,237	1,210
Lease income	151	76	727	780
Other income	152	140	824	431

TOTAL NONINTEREST INCOME	807	3,310	14,180	14,545

NONINTEREST EXPENSE
Salaries and employee benefits	7,917	6,856	30,839	28,511
Net occupancy expense	1,339	1,367	5,386	5,415
Furniture and equipment	1,140	1,121	4,657	4,453
Stationery, supplies and postage	400	433	1,631	1,806
Legal fees	348	186	618	811
Marketing expenses	376	360	1,573	1,625
Amortization of core deposit intangibles	298	303	1,196	1,212
Other expenses	2,314	2,450	8,821	9,557

TOTAL NONINTEREST EXPENSE	14,132	13,076	54,721	53,390

INCOME BEFORE PROVISION FOR INCOME TAXES	2,742	7,538	24,437	29,806
Provision for income taxes	619	2,380	7,460	9,585

NET INCOME	$2,123	$5,158	$16,977	$20,221

EARNINGS PER COMMON SHARE
Basic	$0.10	$0.23	$0.77	$0.90

Diluted	$0.10	$0.23	$0.77	$0.89

DIVIDENDS PER SHARE	$0.10	$0.095	$0.39	$0.371